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                                                                    Exhibit 21.1


Entity Name                                             Jurisdiction

ASCENTIAL SOFTWARE ARGENTINA S.A.                       Buenos Aires, Argentina

ASCENTIAL AUSTRALIA PTY Ltd                             Australia

ASCENTIAL SHELF COMPANY Pty Ltd                         New South Wales, Australia

ASCENTIAL SOFTWARE PTY Ltd                              New South Wales, Australia

ASCENTIAL SOFTWARE GESELLSCHAFT m.b.H.                  Vienna, Austria

ASCENTIAL SOFTWARE N.V.                                 Brussels, Belgium

ASCENTIAL SOFTWARE DE BOLIVIA S.A.                      La Paz, Bolivia

ASCENTIAL SOFTWARE DO BRASIL Ltda.                      Sao Paulo, Brazil

ASCENTIAL SOFTWARE (CANADA) Inc.                        Halifax, NOVA SCOTIA, Canada

ASCENTIAL SOFTWARE DE CHILE S.A.                        Santiago, Chile

INFORMIX INTERNATIONAL, LLC                             Shanghai, China

INFORMIX SOFTWARE (CHINA) CO. Ltd.                      Beijing, China

ASCENTIAL SOFTWARE DE COLOMBIA S.A.                     Bogota, Colombia

ASCENTIAL SOFTWARE S.R.O. V LIKVIDACI                   Prague, Czech Republic

ASCENTIAL SOFTWARE ApS                                  Denmark

ASCENTIAL SOFTWARE S.A.R.L.                             Nanterre, France

ASCENTIAL SOFTWARE GmBH                                 Munich, Germany

GARMHAUSEN UND PARTNER GESELLSCHAFT FUR                 Bonn, Germany
SOFTWAREENTWICKLUNG UND VERTRIEB mbH

ASCENTIAL HONG KONG LIMITED                             Hong Kong

ASCENTIAL SOFTWARE (HONG KONG) LIMITED                  Hong Kong

ASCENTIAL SOFTWARE (INDIA) PRIVATE LIMITED              Bangalore, India

INFORMIX INTERNATIONAL, LLC - INDIA BRANCH OFFICE       Mumbai, India

ASCENTIAL HOLDINGS COMPANY                              Dublin, Ireland

ASCENTIAL SOFTWARE IRELAND LIMITED                      Dublin, Ireland

ASCENTIAL SOFTWARE LIMITED                              Dublin, Ireland

ASCENTIAL SOFTWARE S.r.l.                               Milan, Italy

ASCENTIAL SOFTWARE K.K.                                 Tokyo, Japan




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

ASCENTIAL KOREA, Ltd                                    Seoul, Korea

ASCENTIAL B.V                                           Amsterdam

ASCENTIAL SOFTWARE B.V.                                 Nieuwegein, The Netherlands

ASCENTIAL SOFTWARE LIMITED                              New Zealand

ASCENTIAL SOFTWARE ASIA-PACIFIC Pte Ltd                 Singapore

ASCENTIAL SOFTWARE SINGAPORE Pte Ltd                    Singapore

ASCENTIAL SOFTWARE IBERICA, S.A.                        Madrid, Spain

ASCENTIAL SOFTWARE INTEGRATION, S.L.                    Spain

ASCENTIAL SOFTWARE AB                                   Sweden

ASCENTIAL SOFTWARE AG                                   Zurich, Switzerland

ASCENTIAL SOFTWARE TAIWAN, Inc.                         Taipei, Taiwan

ASCENTIAL SOFTWARE LIMITED                              England

ASCENTIAL UK LIMITED                                    England

ASCENTIAL SOFTWARE HOLDINGS, Inc.                       Delaware, USA

ASCENTIAL SOFTWARE LATIN, Inc.                          Delaware, USA

INFORMIX INTERNATIONAL, LLC                             Delaware, USA

MATCHWARE TECHNOLOGIES, Inc.                            Delaware, USA

MERCATOR SOFTWARE, LLC                                  Wilmington, Delaware USA

VALITY TECHNOLOGY INCORPORATED                          Massachusetts, USA
